Michael A. Littman
                                  Attorney at Law
                                 7609 Ralston Road
                                  Arvada, CO 80002
                       (303) 422-8127   Fax (303) 431-1567


April 24, 2003

On the Go Healthcare, Inc.
85 Corstate Avenue, Unit #1
Concord, Ontario
Canada L4K 4Y2

Re:     Registration Statement on Form S-8

Gentlemen:

As counsel to On the Go Healthcare, Inc. (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement") in the form proposed to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers an aggregate of 1,660,000 shares of Common Stock, par value $.0001 per share (the "Shares"), of the Company issuable pursuant to agreements between the Company and 4 consultants.

This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In connection with the opinions expressed herein, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.


In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures,
(iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents, and (v)the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company.

We are admitted to practice in the State of Colorado and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware to the extent necessary to render this opinion. This opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof, and to the facts in existence on the date hereof. We assume no obligation to update such opinion.

Based upon and subject to the foregoing, and our examination of law and such other matters as we have deemed relevant under the circumstances, it is our opinion that the Shares, when duly issued and sold in the manner and for the consideration contemplated by the Registration Statement will be legally issued, fully paid and non-assessable.

An aggregate of 250,000 Shares covered by the Registration Statement may be issued to the undersigned under an agreement between the Company and the undersigned.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,


Michael A. Littman


By:/s/Michael A. Littman
-------------------------
Michael A. Littman